Exhibit 10.1

CONSOLIDATED LOAN AGREEMENT

This Consolidated Loan Agreement (“Agreement”) is dated as of September 25, 2017 by and between Acacia Diversified Holdings, Inc., a Texas corporation (“Acacia”) and Richard K. Pertile, individually (“Pertile”).

RECITALS

A.          During the year 2016, Pertile, who is the President, CEO and a large shareholder of Acacia, made loans to Acacia in the aggregate amount of Six Hundred Thousand and no/100 Dollars ($600,000.00) which Pertile and Acacia later converted to equity.

B.          On January 17, 2017 Pertile made a Three Hundred Thousand and no/100 Dollars ($300,000.00) loan to Acacia. The loan bears interest at eight percent (8%) per annum. The loan is to be repaid first from any capital money raised by Acacia. (“Loan 1”)

C.          On June 27, 2017 Pertile made a One Hundred Thirty Thousand and no/100 Dollars ($130,000.00) loan to Acacia which is intended to bear interest at eight per cent (8%) per annum (“Loan 2”).

D.          On June 28, 2017 Pertile made a One Hundred Five Thousand and no/100 Dollar ($105,000.00) loan to Acacia which is intended to bear interest at eight per cent (8%) per annum. (“Loan 3”)

E.          In connection with one of the loans and this consolidation Pertile incurred certain expenses in the amount of Two Thousand Forty Seven and 77/100 ($2,047.77) in loan related expenses, other than attorneys’ fees which Pertile paid himself, that was intended to be added to the outstanding principal balance of the three (3) loans.

F.          Pertile intended that repayment of all of the loans he makes to Acacia be secured by a first lien on the assets of Acacia.

G.          Interest on Loans 1, 2 and 3 loans has accrued as follows:

(1).          Interest on Three Hundred Thousand and no/100 Dollars ($300,000.00) loan, Loan 1, at eight per cent (8%) per annum is $65.7534 per day and for the period through September 27, 2017 is Sixteen Thousand Six Hundred Thirty Six and 61/100 ($16,636.61).

(2).          Interest On One Hundred Thirty Thousand and no/100 Dollars ($130,000.00) loan, Loan 2, at eight per cent (8%) per annum is $28.4931 per day and for the period through September 27, 2017 is Two Thousand Six Hundred Twenty One and 37/100 Dollars ($2,621.37).
LOAN CONSOLIDATION AGREEMENT

(3).          Interest On One Hundred Five Thousand and no/100 Dollars ($105,000.00), Loan 3, at eight per cent (8%) per annum is $23.0137 per day and for the period through September 27, 2017 is Two Thousand Ninety Four and 25/100 Dollars ($2,094.25).

H.           The total amount due to Pertile as of September 27, 2017 on Loan 1, 2 and 3 and the related expenses is Five Hundred Fifty Eight Thousand, Four Hundred and no/100 Dollars ($558, 400.00) (“Indebtedness”).

I.          Acacia has asked Pertile to forbear from demanding payment of the Indebtedness at this time and to consolidate the Indebtedness into one Consolidated Promissory Note in the amount of Five Hundred Fifty Eight Thousand, Four Hundred and no/100 Dollars ($558, 400.00) which will be due and payable on the earlier of Demand or first from any capital money raised for Acacia and bear interest at  the rate of eight percent (8%) per annum.

J.          Pertile is willing to forebear seeking immediate repayment of the Indebtedness and to consolidate the monies due to him from Loan 1, 2 and 3, accrued interest and the  related expenses into one Consolidated Promissory Note in the original principal amount of Five Hundred Fifty Eight Thousand, Four Hundred and no/100 Dollars ($558, 400.00) which will be due and payable on the earlier of Demand or first from  any capital money raised for Acacia and bear interest at  the rate of eight percent (8%) per annum if repayment of the Consolidated Promissory Note is secured by a first lien on the assets of  Acacia.

K.          The parties desire to memorialize their loan agreements and mutually agree that after the dates hereof Loan 1, 2 and 3 shall be subject to the following terms and conditions.

Therefore, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged it is agreed as follows:

1.          The above Recitals are true and correct and are incorporated herein by reference as an integral part of this Agreement.

2.          The principal, accrued interest of Loan 1, 2 and 3 and related expenses are consolidated and combined into one set or rights and obligations in the original principal amount of Five Hundred Fifty Eight Thousand, Four Hundred and no/100 Dollars ($558, 400.00.

3.          Acacia shall execute and deliver to Pertile the Consolidated Promissory Note, a copy of which is “Exhibit A” hereto.

LOAN CONSOLIDATION AGREEMENT

4.          Acacia shall execute and deliver to Pertile the Security Agreement a copy of which is attached hereto as “Exhibit B-1 and shall cause its subsidiary corporation to execute and deliver to Pertile the Security Agreements copies of which are attached hereto as Exhibit B-2”.

5.          Acacia shall cause its subsidiary to have a notice of lien placed on the title of the following vehicles:

2005 FRHT  VIN NO. 1FVHCYDJ25HU75772
2012 FORD  VIN NO. 1FT7X2B60CEB83799
2007 INTI     VIN NO. 1HTMSAZRO7H534763
2013 FORD   VIN NO. 1FM5K8GT7DGC89837

6.           Acacia agrees that there are no rights of set-off, counterclaim or any defenses to the obligations of Loan 1, 2 or 3 or the Consolidated Note or Security Agreements.

7.          Acacia represents and warrants that it or one of its subsidiary entities is the owner of the collateral described in the Security Agreements and that it has the right to consolidate and secure the repayment of the obligations.

8.          This Agreement and the instruments referred to in this Agreement may only be modified by a written agreement signed by the parties with the same formalities as this Agreement was signed.

9.          Neither this Agreement nor the obligations of Acacia under this Agreement or the instruments referred to in this Agreement may be assigned without the written consent of the other parties and any such allowed assignment shall not release any party from its liability under the Agreement except by a written agreement signed with the same formalities as this Agreement.

10.          This Agreement and the agreement and instruments referred to herein was drafted by Battaglia, Ross, Dicus & McQuaid, P.A. as scrivener for the Parties.

In witness whereof the Parties have executed and delivered the Agreement as of the above date.

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[Signatures on the next page]
LOAN CONSOLIDATION AGREEMENT

Signed and Delivered in Our Presence:

/s/:  Yeuk Tsz Lam-Valitutto
Signature of Witness #1

Yeuk Tsz Lam Valitutto
Print name of Witness # 1

/s/:  Kelli Crangi
Signature of Witness #2

Kelli Crangi
Print name of Witness #2
Acacia Diversified Holdings, Inc. a Texas corporation By: /s/: Kim E. Edwards Kim E. Edwards ITS: Vice President and Chief OperatingOfficer

/s/: Yeuk Tsz Lam-Valitutto Signature of Witness #1 Yeuk Tsz Lam-Valitutto Print name of Witness # 1 /s/: Kelli Crangi Signature of Witness #2 Kelli Crangi Print name of Witness #2	By: /s/: Richard K. Pertile Richard K. Pertile

LOAN CONSOLIDATION AGREEMENT
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